Exhibit 99.1

Soligenix Announces Closing of Public Offering of Units

Princeton, NJ – December 24, 2014 – Soligenix, Inc. (OTCQB: SNGX) (Soligenix or the Company), a late-stage biopharmaceutical company developing products that address unmet medical needs in the areas of inflammation, oncology and biodefense, announced today that on December 24, 2014 it closed its previously announced registered public offering.

The Company raised approximately $2.3 million in gross proceeds from the offering and intends to use the net proceeds from the offering to fund its research and development activities, including the conduct of a Phase 3 clinical trial of SGX301 (synthetic hypericin) for the treatment of cutaneous T-cell lymphoma, as well as for general working capital needs.

Roth Capital Partners acted as the sole book-running manager in this offering. H.C. Wainwright & Co. acted as co-manager in this offering.

The securities described above were offered pursuant to a Registration Statement on Form S-1 (File No. 333-199761), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on December 18, 2014. There will be no additional closings of the offering.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction.

About Soligenix, Inc.

Soligenix is a late-stage biopharmaceutical company developing products that address unmet medical needs in the areas of inflammation, oncology and biodefense. Our BioTherapeutics business segment is developing SGX301 as a first-in-class photo-dynamic therapy utilizing safe visible light for the treatment of cutaneous T-cell lymphoma, proprietary formulations of oral beclomethasone 17,21-dipropionate (BDP) for the prevention/treatment of gastrointestinal (GI) disorders characterized by severe inflammation, including pediatric Crohn’s disease (SGX203) and acute radiation enteritis (SGX201), and our novel innate defense regulator technology (SGX942) for the treatment of oral mucositis.

Our Vaccines/BioDefense business segment includes active development programs for RiVax™, our ricin toxin vaccine candidate, VeloThrax™, our anthrax vaccine candidate, OrbeShield™, our GI acute radiation syndrome therapeutic candidate and SGX101 and SGX943, our melioidosis therapeutic candidates. The development of our vaccine programs is supported by our heat stabilization technology, known as ThermoVax™, under existing and on-going government contract funding.

For further information regarding Soligenix, Inc., please visit the Company's website at www.soligenix.com.

This press release may contain forward-looking statements that reflect Soligenix, Inc.'s current expectations about its future results, performance, prospects and opportunities, including but not limited to statements relating to its product development programs, potential market sizes, patient populations and clinical trial enrollment and any other statements that are not historical facts. These forward-looking statements are often identified by words such as "anticipates," "estimates," "believes," "intends," "potential," or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements. Soligenix cannot assure you that it will be able to successfully develop, achieve regulatory approval for or commercialize products based on its technologies, particularly in light of the significant uncertainty inherent in developing vaccines against bioterror threats conducting preclinical and clinical trials of vaccines, obtaining regulatory approvals and manufacturing vaccines, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further funding to support product development and commercialization efforts, including grants and awards, maintain its existing grants which are subject to performance requirements, enter into any biodefense procurement contracts with the US Government or other countries, that it will be able to compete with larger and better financed competitors in the biotechnology industry, that changes in health care practice, third party reimbursement limitations and Federal and/or state health care reform initiatives will not negatively affect its business, or that the US Congress may not pass any legislation that would provide additional funding for the Project BioShield program. These and other risk factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, Soligenix's reports on Forms 10-Q and 10-K. Unless required by law, Soligenix assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Company Contact:

Joe Warusz, CPA

Acting Chief Financial Officer

(609) 538-8200 | www.soligenix.com

Soligenix, Inc.

29 Emmons Drive, Suite C-10

Princeton, NJ 08540